UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

WPX ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WPX ENERGY, INC.

3500 One Williams Center

Tulsa, Oklahoma 74172

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 21, 2020

The following Notice of Change of Location relates to the Proxy Statement for 2020 (the “Proxy Statement”) of WPX Energy, Inc. (the “Company”), dated April 7, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, May 21, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to stockholders on or about April 21, 2020.

PLEASE READ THIS NOTICE CAREFULLY ALONG WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2020

Dear WPX Energy Stockholders:

WPX Energy, Inc. has announced a change in the location of its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). In light of public health concerns regarding the coronavirus or COVID-19, the Annual Meeting will be held solely be remote communication, in a virtual only format. The previously announced date and time of the meeting (May 21, 2020 at 9:30 a.m., Central Time) will not change.

Stockholders at the close of business on the record date of March 30, 2020, are eligible to vote at the Annual Meeting. To be admitted to the meeting at www.meetingcenter.io/253371200, stockholders must enter the password WPX2020, along with the control number found on their proxy card. Once admitted to the Annual Meeting, stockholders will be able to ask questions and vote during the Annual Meeting by following the instructions on the Annual Meeting website.

Stockholders who hold shares through a broker, bank or other nominee, and who are therefore “Beneficial Holders,” may join the Annual Meeting in one of two ways:

•	Beneficial Holders may join as a “Guest” in listen-only mode; or
•	Beneficial Holders who have obtained a legal proxy from the record holder and who wish to ask questions or vote other than by submission of a Voter Instruction Form, may join as a “Stockholder” but must register in advance by 4:00 p.m. Central Time on May 18, 2020. A legal proxy can be obtained by logging into the voting site listed on your Voter Instruction Form and clicking on “Vote in person at the meeting” or requesting one through the broker, bank or other nominee who is the registered holder of the shares. An image of the legal proxy, in the Beneficial Holder’s name, from the broker, bank or other nominee that holds the shares must be emailed to legalproxy@computershare.com and the Beneficial Holder’s address must be provided. When this process is completed, Computershare will provide a Beneficial Holder with an Annual Meeting control number to use to ask questions or vote at the Annual Meeting.

All stockholders are urged to vote and submit proxies in advance of the Annual Meeting by one of the methods described in the Annual Meeting proxy materials. The proxy materials contain important information about the matters on which stockholders are being asked to vote. Stockholders are also urged to submit proxies as early as possible to avoid COVID-19-related processing delays. The proxy card included with the Annual Meeting proxy materials will not be updated to reflect the above information and may continue to be used to vote shares at the Annual Meeting.

By Order of the Board of Directors,

Stephen E. Brilz

Vice President and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 21, 2020: Our 2020 Proxy Statement and 2019 Annual Report to Stockholders are available at www.wpxenergy.com. WPX Energy, Inc. uses the Securities and Exchange Commission rule permitting companies to furnish proxy materials to their stockholders on the Internet. Consistent with this rule, on or about April 7, 2020, a Notice of Internet Availability of Proxy Materials (the “Notice”) was provided to stockholders. The Notice includes instructions on how to access our 2020 Proxy Statement and 2019 Annual Report to Stockholders online, and how to vote online for the 2020 Annual Meeting of Stockholders. If you received the Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.

Except as described above, this Notice of Change of Location does not modify, amend, supplement, or otherwise affect the Proxy Statement. This additional proxy material should be read with the Proxy Statement and, from and after the date of this additional proxy material, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as amended hereby.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.